UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2007

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place
Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

2008 Cash Incentive Plan

On July 9, 2007, at the annual meeting of stockholders of Crocs, Inc. (the “Company”),  the Company’s stockholders approved the 2008 Cash Incentive Plan (the “2008 Plan”), which previously had been approved by the Company’s Board of Directors. The 2008 Plan will be effective as of January 1, 2008.

The Company’s Compensation Committee will administer the 2008 Plan.  The payout of awards under the 2008 Plan will be contingent upon the degree of attainment of specified performance measures over the applicable performance period. All awards under the 2008 Plan for a performance period will be paid in cash following the end of such performance period and the Compensation Committee’s certification of the degree to which applicable performance measures were attained. The maximum individual award payment that can be made under the 2008 Plan may not exceed $2 million for a quarterly performance period or the corresponding multiple of that amount for any performance period that is more than one quarter in duration.

This summary of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A more detailed summary of the 2008 Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on June 8, 2007 (the “Proxy Statement”).

2007 Equity Incentive Plan

On July 9, 2007, at the annual meeting of stockholders of the Company,  the Company’s stockholders approved the 2007 Equity Incentive Plan (the “2007 Plan”), which previously had been approved by the Company’s Board of Directors. The 2007 Plan will be effective as of July 9, 2007.

The Company’s Compensation Committee will administer the 2007 Plan. The types of awards that may be granted under the 2007 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards. After giving effect to the Company’s two-for-one stock split of its common stock distributed on June 14, 2007, the total number of shares of the Company’s common stock available for distribution under the 2007 Plan is 9,000,000, subject to adjustment for future stock splits, stock dividends and similar changes in the Company’s capitalization. The maximum number of shares that may be the subject of awards other than options and stock appreciation rights is 3,000,000, while the maximum number of shares that may be issued pursuant to incentive stock options is 9,000,000. The aggregate number of shares subject to options and/or stock appreciation rights granted during any calendar year to any one participant shall not exceed 1,000,000. The aggregate number of shares subject to restricted stock and/or restricted stock unit awards granted during any calendar year to any one participant shall not exceed 1,000,000.

This summary of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan. A copy of the 2007 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. A more detailed summary of the 2007 Plan can be found in the Proxy Statement.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2007, at the annual meeting of stockholders of the Company, the Company’s stockholders approved a Certificate of Amendment to the Restated Certificate of Incorporation of the Company. The Company filed the Certificate of Amendment to the Restated Certificate of Incorporation of the Company with the Secretary of State of Delaware on July 9, 2007. The Certificate of Amendment amends the Restated Certificate of Incorporation of the Company to increase the Company’s authorized capital stock from 130,000,000 shares, of which 125,000,000 are common stock and 5,000,000 are preferred stock, to 255,000,000 shares, of which 250,000,000 are common stock and 5,000,000 are preferred stock. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A more detailed summary of the Certificate of Amendment can be found in the Proxy Statement.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

3.1           Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc.

10.1         Crocs, Inc. 2008 Cash Incentive Plan

10.2         Crocs, Inc. 2007 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: July 11, 2007	By:	/s/ Ronald R. Snyder
Ronald R. Snyder,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc.

10.1	Crocs, Inc. 2008 Cash Incentive Plan

10.2	Crocs, Inc. 2007 Equity Incentive Plan